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                                                                     EXHIBIT 5.1

                        [DILWORTH PAXSON LLP LETTERHEAD]



                                October 14, 2005



Confluence Acquisition Partners I, Inc.
12444 Powerscourt Drive
Suite 225
St. Louis, MO 63131

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-1, as amended (No. 333-126467) (the "Registration Statement") filed by Confluence Acquisition Partners I, Inc. (the "Company"), a Delaware corporation, under the Securities Act of 1933, as amended (the "Act"), registering (i) 8,000,000 units (the "Units"), each Unit consisting of (a) one share of the Company's common stock, par value $.01 per share (the "Common Stock"), and (b) two warrants, each warrant to purchase one share of the Company's Common Stock (the "Warrants") to the underwriters for whom Dawson James Securities Inc. and Roth Capital Partners, LLC are acting as representatives (collectively, the "Underwriters"),
(ii) up to 1,200,000 Units (the "Over-Allotment Units") which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any,
(iii) up to 400,000 Units (the "Purchase Option Units") which Dawson James Securities, Inc. and Roth Capital Partners, LLC will have the right to purchase pursuant to the terms of that certain Unit Purchase Option (the "Purchase Option") for their own account or that of their designees, (iv) all shares of Common Stock and all Warrants issued as part of the Units, Over-Allotment Units and the Purchase Option Units, (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units, Over-Allotment Units and Purchase Option Units, and (vi) in each case, together with any additional Units, Common Stock, Warrants, Over-Allotment Units and Purchase Option Units that may be issued by the Company pursuant to Rule 462(b) under the Act (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Common Stock included in the Units, the Over-Allotment Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

         2. The Warrants included in the Units, in the Over-Allotment Units and in the Purchase Option Units and the Purchase Option, when issued and sold in accordance with and in the manner described in

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Confluence Acquisition Partners I, Inc.
October 14, 2005
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the Registration Statement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium, or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

          3. The Common Stock, when issued and paid for upon exercise of the Warrants as contemplated by the Warrant Agreement and the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

         This opinion is limited to the General Corporation Law of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and any amendments (including post-effective amendments) thereto, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Act. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                                Very truly yours,

                                                /s/ Dilworth Paxson LLP